Exhibit 10.57

AMENDMENT NUMBER 2 TO
MASTER LOAN PARTICIPATION AGREEMENT

     This Amendment Number 2 to Master Loan Participation Agreement (this “Amendment”) is made as of this 30th day of June, 2001, by and between Goleta National Bank, a national banking association (“GNB”), and Ace Cash Express, Inc., a Texas corporation (“Participant”), with regard to the following:

A.	GNB and Participant entered into that certain Master Loan Agency Agreement dated August 11, 1999, as amended by that certain Amendment Number 1 to Master Loan Agency Agreement dated March 29, 2001 (the “Agency Agreement”), and contemporaneously with, and to reflect, the execution of this Amendment are amending the Agency Agreement by that certain Amendment Number 2 to Master Loan Agency Agreement of even date herewith.

B.	GNB and Participant entered into that certain Master Loan Participation Agreement dated August 11, 1999, as amended by that certain Amendment Number 1 to Master Loan Participation Agreement dated March 29, 2001 (the “Participation Agreement”).

C.	Section 12 of the Participation Agreement permits GNB and Participant to amend the Participation Agreement by a writing signed by them.

D.	GNB and Participant wish to implement the decrease in Participant’s undivided interest in the Bank Loans as of the POS Compliance Date (i.e., July 1, 2001) described in the Participation Agreement from * percent (*%) to * percent (*%), but are not readily able to, and currently prefer not to, modify their respective software systems for that purpose.

E.	GNB and Participant wish to amend the Participation Agreement to provide for a method, different than stated in the Participation Agreement, to pay the price for and the earnings on Participant’s decreased undivided interest in the Bank Loans from and after the POS Compliance Date.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth, GNB and Participant hereby agree as follows:

1.	Section 2 of the Participation Agreement is hereby amended to read as follows:

“2.	The purchase price for the undivided interest in each Bank Loan made prior to the POS Compliance Date that is purchased by Participant shall be * percent (*%) of the principal amount of such Bank Loan. The purchase price for the undivided interest in each Bank Loan made from and after the POS Compliance Date that is purchased by Participant shall be * percent (*%) of the principal amount of such Bank Loan, paid in accordance with Section 4(b) of this Agreement. In no event shall Participant acquire any participation in a Bank Loan related to an overdraft or funding by GNB in excess of the approved Bank Loan.”

2.	Section 4 of the Participation Agreement is hereby amended to read as follows:

“4.	(a)	The purchase price for the undivided interest in each Bank Loan made prior to the POS Compliance Date that is purchased by Participant shall be transferred from the Account to GNB on * and * percent (*%) of any payment of fees, interest or principal received by GNB each such Bank Loan shall be transferred to the Account on *; provided however, that if any instrument representing payment of the fee, principal or interest on a Bank Loan is later dishonored, rescinded or revoked, or GNB, for any reason, fails to receive good funds, then credit to the Account of Participant shall be transferred to GNB.

	(b)	The purchase price for the undivided interest in each Bank Loan made from and after the POS Compliance Date that is purchased by Participant shall be paid by transfer from the Account to GNB, on *, of an amount equal to * percent (*%) of the principal amount of such Bank Loan and by GNB’s establishing an account payable to Participant equal to * percent (*%) of the principal amount of such Bank Loan. This account payable shall be satisfied and paid to Participant, and earnings on Participant’s participation interest shall be paid to Participant, by transfer to the Account by GNB, on *, of an amount equal to * percent (*%) of all fees, interest or principal received by GNB on each such Bank Loan, subject to the monthly adjustment described in Section 4(c) of this Agreement.

	(c)	An adjustment (intended to reflect Participant’s ownership of a * percent (*%) rather than a * percent (*%) undivided interest in

*	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

each Bank Loan made from and after the POS Compliance Date) shall be effected for each calendar month (or partial calendar month), commencing July 2001, by the wire transfer from Participant to GNB of the Participation Adjustment Amount on or before *. For this purpose:

(i)	“Participation Adjustment Amount” shall mean, for each calendar month (or partial calendar month), the Gross Amount for that calendar month (or partial calendar month) minus the Loan Loss for that calendar month (or partial calendar month).

(ii)	“Gross Amount” shall mean, for each calendar month (or partial calendar month), an amount equal to * percent (*%) of the Finance Charge Collections for that calendar month (or partial calendar month).

(iii)	“Finance Charge Collections” shall mean, for each calendar month (or partial calendar month), the total finance charges for all Bank Loans, made from and after the POS Compliance Date, charged by GNB in that calendar month (or partial calendar month), as reported in the GNB Loan Performance Report prepared as part of the GNB Monthly Loan Analysis Report.

(iv)	“Loan Loss” shall mean, for each calendar month (or partial calendar month), the product of the Gross Amount for that calendar month (or partial calendar month) multiplied by the Loan Loss Ratio for that calendar month (or partial calendar month).

(v)	“Loan Loss Ratio” shall mean, (A) for each of July, August, and September 2001 (or any partial time period in any such calendar month), * percent (*%), and (B) for each calendar month (or partial calendar month) after September 2001, a percentage equal to the Bank Loan Loss for that calendar month (or partial calendar month) divided by the

*	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Finance Charge Collections for that calendar month (or partial calendar month).

(vi)	“Bank Loan Loss” shall mean, for each calendar month (or partial calendar month), an amount equal to the result of (A) the Provision for Loan Losses of Participant, as reported in the Supplemental Statistical Data of Participant’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K (as applicable) filed with the Securities and Exchange Commission for the fiscal quarter or the fiscal year (as applicable) immediately preceding the calendar quarter most recently ended before the particular calendar month (so, for example, the Provision for Loan Losses of Participant reported in Participant’s Annual Report on Form 10-K for its fiscal year ended June 30, 2001 will be used for each of October, November, and December of 2001, and the Provision for Loan Losses of Participant reported in Participant’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2001 will be used for each of January, February, and March 2002), divided by (B) * percent (*%).

(d)	GNB and Participant acknowledge that application of the method described in Sections 4(b) and 4(c) of this Agreement may result in some variance from an exact allocation of earnings and losses on each Bank Loan made from and after the POS Compliance Date of * percent (*%) to GNB and * percent (*%) to Participant. Nevertheless, GNB and Participant agree that such method (i) is acceptable to and sufficient for them under the circumstances and (ii) shall supersede any inconsistent provision in this Agreement or the Agency Agreement regarding Bank Loans made from and after the POS Compliance Date.”

3.	Except as set forth in this Amendment, all terms herein that are defined in the Participation Agreement shall have the respective meanings set forth in the Participation Agreement.

*	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

4.	Except as amended hereby, the Participation Agreement is hereby affirmed in its entirety.

5.	This Amendment may be signed in counterparts with the same effect as if both Parties had signed the same paper; all counterparts are to be construed together to be one and the same document.

     IN WITNESS WHEREOF, GNB and Participant have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

GOLETA NATIONAL BANK

By:	/s/ Llewellyn W. Stone
Name:	Llewellyn W. Stone
Title:	Executive Vice President

ACE CASH EXPRESS, INC.

By:	/s/ Jay B. Shipowitz
Name:	Jay B. Shipowitz
Title:	President and Chief Operating Officer

AMENDMENT NUMBER 2 TO
MASTER LOAN AGENCY AGREEMENT

     This Amendment Number 2 to Master Loan Agency Agreement (this “Amendment”) is made as of this 30th day of June, 2001, by and between Goleta National Bank, a national banking association (“GNB”), and Ace Cash Express, Inc., a Texas corporation (“Ace”), with regard to the following:

A.	GNB and Ace entered into that certain Master Loan Agency Agreement dated August 11, 1999, as amended by that certain Amendment Number 1 to Master Loan Agency Agreement dated March 29, 2001 (the “Agreement”).

B.	Section 11.7 of the Agreement permits GNB and Ace to amend the Agreement by a writing signed by them.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth, GNB and Ace hereby agree as follows:

1.	Section 2.1 of the Agreement is hereby amended to read as follows:

“2.1	Participation Agreement. Contemporaneous with this Agreement, the Parties are entering into a Master Loan Participation Agreement under which GNB agrees to sell to Ace, and Ace agrees to purchase from GNB, a *% participation in each of the Bank Loans made by GNB from the Effective Date and prior to the POS Compliance Date (as defined in Section 3.4(i)), and a *% participation in each of the Bank Loans made by GNB from and after the POS Compliance Date. That Master Loan Participation Agreement (as amended by Amendment Number 1 to Master Loan Participation Agreement dated March 29, 2001 and by Amendment Number 2 to Master Loan Participation Agreement dated June 30, 2001) is Exhibit D to this Agreement.”

2.	Except as set forth in this Amendment, all terms used herein that are defined in the Agreement shall have the respective meanings set forth in the Agreement.

3.	Except as amended hereby, the Agreement is hereby affirmed in its entirety.

4.	This Amendment may be signed in counterparts with the same effect as if both Parties had signed the same paper; all counterparts are to be construed together to be one and the same document.

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

GOLETA NATIONAL BANK

By:	/s/ Llewellyn W. Stone
Name:	Llewellyn W. Stone
Title:	Executive Vice President

ACE CASH EXPRESS, INC.

By:	/s/ Jay B. Shipowitz
Name:	Jay B. Shipowitz
Title:	President and Chief Operating Officer

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